Exhibit 99.2

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Ernst & Young Business Advisory Services Harcourt Centre Harcourt Street Dublin 2 D02 YA40 Ireland	Tel: + 353 1 475 0555 Fax: + 353 1 475 0599 ey.com

Cimpress plc

Building D, Xerox Technology Park

Dundalk

Co. Louth

Ireland

Dear Sir/Madam,

‘Expert’s report’ as specified in the Directive 2005/56/EC of the European Parliament and of the Council of 26 October 2005, on cross-border mergers of limited-liability companies as repealed and codified by Chapter II, Title II of Directive 2017/1132/EU (the “Directive”) as implemented in Irish Law.

In accordance with your instructions, we have performed the work set out in our engagement agreement dated 11 September 2019 (the “Engagement Agreement”). Our work has been performed in accordance with the Directive and as implemented and specified by the European Communities (Cross-Border Mergers) Regulations 2008 as amended (the “Regulations”).

We are pleased to present the following report (the “Report”) in connection with the cross-border merger (the “Merger”) of Cimpress N.V. into Cimpress Limited (the “Client”) to be effected by way of acquisition as set out in the common draft terms (the “Common Draft Terms”) of the Merger entered into by Cimpress N.V. and Cimpress Limited to be dated on or about the date of this Report.

Purpose of our report and restrictions on its use

The Report was prepared on the specific instructions of the directors of the Client solely for the purpose of the Merger and should not be used or relied upon for any other purpose.

We accept no responsibility or liability to any person other than to our Client, or to such party to whom we have agreed in writing to accept a duty of care in respect of the Report, and accordingly if such other persons choose to rely upon any of the contents of the Report they do so at their own risk.

Nature and scope of the services

The nature and scope of the services, including the basis and limitations, are detailed in the Engagement Agreement. We performed our work based on the Regulations. When we were performing our work, we acted as an independent expert (the “Expert”).

This analysis should not be construed as investment advice and should not be used as a basis to set a transaction price or ratio. We assume no responsibility to any potential party or the Client to negotiate a purchase or sale at the recommended values.

The contents of the Report have been reviewed by our Client’s management team, who has confirmed to us its factual accuracy. Whilst each part of the Report addresses different aspects of our work, the entire Report should be read for full understanding of our findings.

D Buckley, D Dennis, J Fenton, M Gageby, J Hannigan, S MacAllister, S MacSweeney, B McCarthy, D McSwiney, J Maher, A Meagher, I O’Brien, R O’Connor, F O’Dea, E O’Reilly, M Rooney, C Ryan, P Traynor, A Walsh, R Walsh.

The Irish firm Ernst & Young is a member practice of Ernst & Young Global Limited. It is authorised by the Institute of Chartered Accountants in Ireland to carry on investment business in the Republic of Ireland.

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Our Report does not take account of events or circumstances arising after the Report date and we have no responsibility to update the Report for such events or circumstances

We appreciate the opportunity to provide our services to Cimpress Limited. Please do not hesitate to contact us if you have any questions about this engagement or if we may be of any further assistance.

Yours faithfully,

Ernst & Young

D Buckley, D Dennis, J Fenton, M Gageby, J Hannigan, S MacAllister, S MacSweeney, B McCarthy, D McSwiney, J Maher, A Meagher, I O’Brien, R O’Connor, F O’Dea, E O’Reilly, M Rooney, C Ryan, P Traynor, A Walsh, R Walsh.

The Irish firm Ernst & Young is a member practice of Ernst & Young Global Limited. It is authorised by the Institute of Chartered Accountants in Ireland to carry on investment business in the Republic of Ireland.

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Abbreviations

Cimpress Group	The group of companies whose ultimate parent is Cimpress N.V.

Cimpress N.V.	A public limited company incorporated under the laws of the Netherlands and headquartered in Ireland, having it’s address at Building D, Xerox Technology Park, Dundalk, Co. Louth, Ireland

Cimpress N.V. Financial Statements	Unaudited interim non-consolidated balance sheet of Cimpress N.V. dated 30 June 2019

Cimpress plc	“Cimpress plc” means Cimpress Limited, a private limited company incorporated under the laws of Ireland, with company number 607465 having its registered office at Building D, Xerox Technology Park, Dundalk, County Louth, Ireland, which will be re-registered as an Irish public limited company and renamed “Cimpress public limited company” prior to the Effective Date

Cimpress plc Financial Statements	Unaudited abridged financial statements of Cimpress plc dated 31 December 2018

Cimpress ULC	Cimpress Holding Unlimited Company. A private unlimited company incorporated under the laws of Ireland, registered with the CRO under company number 655038 and with its registered office at Building D, Xerox Technology Park, Dundalk, Co. Louth

Common Draft Terms	The common draft terms of the Merger prepared by the boards of directors of the Merging Companies

CRO	The Irish Companies Registration Office

Directive	Directive 2005/56/EC of the European Parliament and of the Council of Ministers of 26 October 2005 on Cross-Border Mergers of Limited Liability Companies as repealed and codified by Chapter II, Title II of Directive 2017/1132/EU

Effective Time	4:15PM Eastern Standard Time, immediately after the close of the NASDAQ on 3 December 2019 or such other date as may be agreed by the Merging Companies, subject to the approval of the Irish High Court

Electing Shareholder	Any Cimpress N.V. shareholder that voted against the Merger entitled to claim a cash compensation in lieu of shares in Cimpress plc

Expert	EY

EY	The Irish Partnerships of Ernst & Young

FX	Foreign exchange rate

Matsack	Matsack Nominees Limited, a private company limited by shares incorporated under the laws of Ireland, registered with the CRO under company number 172157 and with its registered office at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland

Merger	The proposed cross-border merger (by acquisition) of Cimpress N.V. into Cimpress plc under the terms and conditions set forth in the Common Draft Terms, by which the assets and liabilities shall transfer by universal succession of title (onder algemene titel) to Cimpress plc and Cimpress N.V. will cease to exist as at the Effective Time

Merging Companies	Cimpress N.V. and Cimpress plc

NASDAQ	National Association of Securities Dealers Automated Quotations; also referring to the Nasdaq Global Stock Market where the shares of Cimpress N.V. are traded

Regulations	The European Communities (Cross-Border Mergers) Regulations 2008 as amended

Report	This Report dated 17 September 2019

Share Exchange Ratio	The share exchange ratio for the Merger as described in Section 4.1.3

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Appendix A	Signed Engagement Letter	17
Appendix B	Sources of Information	18

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1.	Background

Our Report has been prepared in accordance with Article 125 (“Independent expert report”) of the Directive, and the related provisions of the Regulations.

We were appointed by the board of directors of Cimpress plc, to prepare the Report as required by the Regulations.

The Directive provides a set of procedures for the merger of limited liability companies from different states within the European Economic Area (“EEA”). While a directive is binding in respect of the ends it must achieve, each EEA state has a limited degree of autonomy regarding the means with which it can implement certain aspects of the Directive. Some differences therefore arise between the measures implementing the Directive across EEA jurisdictions.

Our report is based on information provided to us by or on behalf of Cimpress N.V. and Cimpress plc, including information from their respective advisors and from public sources. The scope of our report, as required by the Regulations, is to:

1.	State the method or methods used to arrive at the proposed exchange ratio;

2.	Give the opinion of the Expert whether the proposed exchange ratio is fair and reasonable;

3.	Give the opinion of the Expert as to the adequacy of the method or methods used in the case in question;

4.	Indicate the values arrived at using each such method;

5.	Give the opinion of the Expert as to the relative importance attributed to such methods in arriving at the values decided on; and

6.	Specify any special valuation difficulties which have arisen.

The Report has been prepared on the instruction of the Client to comply with the requirement of Article 125 of the Directive, and Article 7 of the Regulations whereby Cimpress plc acquires all assets and liabilities of Cimpress N.V. by universal succession of title (onder algemene titel) and Cimpress N.V. ceases to exist. The Report should not be relied upon by other persons, should not be used for any other purpose and should not be considered as investment advice of any kind whatsoever. If persons choose to rely in any way on the Report, they do so entirely at their own risk.

Typically in the case of a merger of unrelated parties a detailed valuation would be performed to determine the relative values of each of the merging entities, this valuation would in turn be used to determine the exchange ratio. In this case the Merger is between an active publicly traded company into a shell company with no history of operations. Management of the Merging Companies have determined that for this reason a detailed valuation is not required.

Save for any responsibility under Article 7 of the Regulations, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any person for any loss suffered by any person as a result of, arising out of, or in connection with the Report.

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We provided a draft of the Report to the Client and their respective advisers to obtain their comments as to factual accuracy of the information relating to the Merging Companies contained herein, as opposed to our opinions expressed herein, the latter of which are the responsibility of EY alone.

Any amendments made to the Report as a result of this review did not change the methodology, opinions or conclusions reached by us.

The Report must not be used for any other purpose and, save to the extent required by the Regulations, must not be recited or referred to in any document, copied or made available (in whole or in part) to any person without our prior written express consent (which we will not unreasonably withhold or delay) and you acknowledge that were you to do so (and without limitation) this could expose us to a risk that a third party who otherwise would not have access to the Report, might claim to have relied upon the Report and any other advice we provide to you to its detriment and might bring or threaten to bring an action, claim or proceedings against us.

We are not obliged to update the Report to reflect any events which may arise subsequent to the date of the Report. Shareholders who are in any doubt as to the action they should take in relation to the Merger should consult their own independent financial advisor.

EY is independent of the parties involved in this Merger.

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2.	Overview of Cimpress N.V.

Cimpress N.V. is the parent company of the Cimpress Group that provides various mass customization services in the North America, Europe, Australia/New Zealand, South America, and Asia Pacific regions. The company operates through five segments: Vistaprint, PrintBrothers, The Print Group, National Pen, and All Other Businesses. It provides printed and digital marketing products; Internet-based canvas-print wall décor, business signage, and other printed products; Web-to print products, including multi-page brochures, folders, flyers, business cards, signs, leaflets, booklets, posters, letterheads, and banners, as well as customized beverage cans; and printed materials, such as signage, print, advertising materials, corporate-wear and promotional gifts. The Cimpress Group also offers finishing options on business cards, flyers, brochures, banners, posters, roll-ups, and rigid signage; custom writing instruments, as well as other promotional products comprising travel mugs, water bottles, tech gadgets, and trade show items; and mass customization solutions that supports various channels consisting of retail stores, Websites, and e-commerce platforms. In addition, it operates e-commerce platform, which offers apparel, accessories, and home decor products. Further, the Cimpress Group provides Website design and hosting, and email marketing services, as well as order referral and other third-party offerings. It serves graphic designers, resellers, printers, as well as home and family consumers.

Source: Capital IQ

2.1	Overview of Business Functions

Entity	Cimpress N.V.	Cimpress plc

Location	Louth, Ireland	Louth, Ireland

Legal Domicile	The Netherlands	Ireland

Activity	Global Headquarters Operations	Shell Company New Legal Domicile

Cimpress N.V.

•	Current legal domicile

•	Headquartered in Ireland

Cimpress plc

•	Shell company with no history of operations

•	Currently provides no value other than to facilitate the merger and change of legal domicile

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3.	Merger Rationale

We understand the benefits of the Merger to be as follows:

Align corporate legal structure with tax and management structure

On February 12, 2019, Cimpress N.V. migrated its place of effective management, and consequently its tax residence, from the Netherlands to Ireland while retaining its legal domicile in the Netherlands. The Cimpress Group believes that the Irish regime represents a more flexible and favourable environment for multinational groups with a profile like Cimpress N.V. and that Irish tax residency aligns better with Cimpress N.V.’s current international footprint and profile.

New Double Taxation Treaty

On 13 June 2019, Ireland and the Netherlands signed a new double taxation treaty (the “New Treaty”). Parliamentary procedures are underway in Ireland and the Netherlands to ratify the New Treaty, but the effective date for its entry into effect remains uncertain at this time. Depending on the amount of time required to complete the parliamentary procedures in Ireland and the Netherlands, the New Treaty might enter into effect as early as 1 January 2020.

The New Treaty will replace the existing double taxation treaty between Ireland and the Netherlands. A key provision of the New Treaty is a new tie-breaker test to be used to determine the tax residency of dual resident companies, like Cimpress N.V., for treaty purposes. The new tie-breaker test provides that tax residence of a dual resident company, such as Cimpress N.V., shall be determined by mutual agreement between the competent authorities of Ireland and the Netherlands, having regard to the place of effective management of the company, the place where the company is incorporated or otherwise constituted and other relevant factors. The specific factors which would form the basis of agreement between competent authorities under the tie-breaker test have not yet been determined and it is uncertain how long it would take the competent authorities to complete a mutual agreement procedure to determine the tax residence status. If the New Treaty becomes effective and no mutual agreement has been reached between the competent authorities of Ireland and the Netherlands, there is risk that Cimpress N.V., as a dual resident company, could be subject to double taxation in Ireland and the Netherlands without the protection of any double taxation treaty.

Accordingly, the Cimpress Group’s management believes it is in the best interests of Cimpress N.V. and its shareholders to effectuate the Merger under the terms of the existing double taxation treaty between Ireland and the Netherlands. Once the Merger has taken effect, Cimpress plc’s legal domicile will be in Ireland, aligned with its tax and management structure. As an Irish plc, it is expected that Cimpress plc will be Irish tax resident subject to tax in Ireland only. Uncertainty with respect to the tax residency of Cimpress N.V. under the New Treaty will therefore be eliminated, and Cimpress plc will continue to have flexibility on capital allocation strategies, including but not limited to share repurchases.

Increased flexibility in completing certain transactions

The boards of directors of the Merging Companies concluded that the Merger is likely to result in benefits to the Cimpress Group and the Cimpress N.V. shareholders, including, among other benefits, maintain their flexibility on capital allocation strategies, such as the repurchase of shares in Cimpress plc at times when the Cimpress Group needs to cover obligations under their equity compensation plans, for acquisitions or similar transactions or more generally at times when they believe Cimpress plc shares represent an attractive investment for Cimpress plc shareholders.

Source: Cimpress N.V. Proxy Statement

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4.	Merger Analysis

Cimpress N.V. and Cimpress plc are the parties to the merger.

4.1	Identification of Merging Parties

Cimpress N.V.

•

Cimpress N.V. is a public limited company incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Venlo, the Netherlands and registered in the Dutch trade register under number 14117527.

•	Cimpress N.V. is headquartered and tax resident in Ireland, having its address at Building D, Xerox Techology Park, Dundalk, County Louth, and registered as a branch in Ireland under number 909075.

•	Cimpress N.V. has an issued share capital of EUR 440,806.27 divided into 44,080,627 ordinary shares, each share with a nominal value of EUR 0.01. All of these ordinary shares are fully paid up.

•	In excess of 60% of the Cimpress N.V.’s issued share capital is listed on the NASDAQ

Cimpress plc

•	Cimpress plc was incorporated as a private limited company under the laws of Ireland on 5 July 2017 as Strawpoint Limited and renamed to Cimpress Limited on 13 August 2019

•	This entity is registered with the CRO under company number 607465.

•	Cimpress plc has an issued share capital of EUR100 divided into 100 ordinary shares of EUR1.00 each.

•	The shareholders of Cimpress plc are Matsack (99 shares) and Cimpress ULC (1 share).

•	Cimpress plc is governed by Irish laws

•

Prior to the Effective Time, Cimpress plc will be re-registered as an Irish public limited company and renamed “Cimpress public limited company”. As a result of the Merger, Cimpress plc will become the new public holding company with a NASDAQ trading symbol of “CMPR” and the parent of the group of companies currently under the control of Cimpress N.V.

•	To date, Cimpress plc has not engaged in any business or conducted any activities other than in connection with its formation and the Merger.

•	The registered office of Cimpress plc is Building D, Xerox Technology Park, Dundalk, County Louth, Ireland

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4.1.1	Merger Process

Pre-Merger Structure	Reorganisation	Post-Merger Structure

The Cimpress Group is currently organised with a Dutch parent, Cimpress N.V., and a number of wholly-owned or majority-owned international subsidiaries.

Cimpress plc is owned by Cimpress ULC and Matsack. Cimpress ULC holds 1 share in Cimpress plc.

Prior to the Effective Time, Cimpress plc will be re-registered as an Irish public limited company and renamed Cimpress plc, “Cimpress public limited company”.

All assets and liabilities of Cimpress N.V. shall transfer by universal succession of title (onder algemene titel) to Cimpress plc and Cimpress N.V. will cease to exist as at the Effective Time.

All employment contracts held by Cimpress N.V. are transferred by universal succession of title (onder algemene titel) to the newly established Cimpress plc.

Cimpress plc will remain domiciled and tax resident in the Republic of Ireland, with its registered and corporate head office in Dundalk.

As a result of the Merger, Cimpress plc will become the new public holding company with a NASDAQ trading symbol of “CMPR” and the parent of the Cimpress Group. Shares of Cimpress plc will be admitted to trading on the NASDAQ.

Cimpress N.V. will cease to exist.

4.1.2	Summary of Common Draft Terms

The Merger of Cimpress N.V. into Cimpress plc will be carried out as a merger as defined under Article 119 of the Directive, paragraph 2. (a): i.e. “an operation whereby one or more companies, on being dissolved without going into liquidation, transfer all their assets and liabilities to another existing company, the acquiring company, in exchange for the issue to their members of securities or shares representing the capital of that other company and, if applicable, a cash payment not exceeding 10% of the nominal value, or in the absence of a nominal value, of the accounting par value of those securities or shares.”

This corresponds to a “merger by acquisition” under the Regulations, the result of which is that all the assets and liabilities of Cimpress N.V. will be acquired by universal succession of title (onder algemene titel) by Cimpress plc and Cimpress N.V. will cease to exist.

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As a consequence of the Merger, ownership, title and the possession of the assets and liabilities of Cimpress N.V. will be transferred to, or assumed by, Cimpress plc by universal succession of title (onder algemene titel). Cimpress plc will become entitled to the assets of Cimpress N.V., will continue the activities of the business of Cimpress N.V. and shall assume, carry out, perform and complete the liabilities of Cimpress N.V. from the Effective Time. All other rights and obligations of Cimpress N.V. shall also pass from Cimpress N.V. to Cimpress plc under universal succession of title (onder algemene titel) at the Effective Time.

4.1.3	Share Exchange Ratio

The Share Exchange Ratio is based on the fair market value of Cimpress plc and on the fair market value of Cimpress N.V. In evaluating these components in the determination of the Share Exchange Ratio and in establishing the conditions of the Merger generally, Cimpress plc and Cimpress N.V. used Cimpress plc’s Financial Statements and Cimpress N.V.’s Financial Statements. In that regard, the Merging Companies took into consideration that, as of the date of Cimpress plc’s Financial Statements, Cimpress plc had no retained profits or losses.

The Share Exchange Ratio will be one share in Cimpress plc for one share in Cimpress N.V., calculated in accordance with the number of shares of Cimpress N.V. issued and outstanding immediately prior to the Effective Time except in cases where an Electing Shareholder votes against the Merger and is entitled to cash compensation in lieu of shares in Cimpress plc (the “Share Exchange Ratio”).

No cash payment will be made to Cimpress N.V. shareholders, nor will any other consideration be provided pursuant to the Merger (other than the assumption of the liabilities of Cimpress N.V.), except in cases where an Electing Shareholder votes against the Merger and is entitled to cash compensation in lieu of shares in Cimpress plc.

All Cimpress N.V. Shareholders, except for the Electing Shareholders who receive a cash compensation in lieu of shares in Cimpress plc, shall be fully entitled to share the profits in Cimpress plc as from the Effective Time.

We note that:

1.

The objective of the Share Exchange Ratio is to place shareholders of Cimpress N.V. in the same economic position, and shareholding position relative to other shareholders, post-Merger as they were in pre-Merger.

2.

The boards of directors of Cimpress N.V. and Cimpress plc have determined the most equitable way to achieve this is to exchange one new share in Cimpress plc (following its re-registration) for an old share in Cimpress N.V.

3.	The Share Exchange Ratio is calculated based on the number of Cimpress N.V. shares in issue at the date of the Common Draft Terms.

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4.1.4	Fair Market Value

Shareholders are issued with the same number of shares in Cimpress plc as they previously held in Cimpress N.V. An individual shareholder will have the same number of voting rights, with the same economic interest in the same assets and liabilities in Cimpress plc as they had in Cimpress N.V.

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4.1.5	Issued Share Capital

Prior to the Effective Time, Cimpress plc will re-register as an Irish public limited company.

The Merger will result in each Cimpress N.V. share being cancelled and an equivalent number of Cimpress plc shares being issued to the former Cimpress N.V. shareholders on a one-for-one basis (other than in the case of Electing Shareholders who vote against the Merger and elect for cash compensation in lieu of shares in Cimpress plc).

An additional 25,000 Cimpress plc deferred ordinary shares will be held by Matsack and Cimpress ULC to meet the Irish statutory minimum capital requirements of an Irish public limited company. The deferred ordinary shares will remain outstanding following the completion of the Merger and will continue to be held thereafter by Matsack and Cimpress ULC until redeemed or surrendered, which will occur as soon as Cimpress plc has created distributable reserves (approximately 6-8 weeks following completion of the Merger).

These Cimpress plc deferred shares (i) will not have any voting rights; (ii) will not entitle the holders thereof to any dividends or other distributions of Cimpress plc; and (iii) will not entitle the holders thereof to participate in the surplus assets of Cimpress plc on a winding-up beyond, in total, the nominal value of such Cimpress plc deferred shares held (subject to the prior repayment of the amount paid-up on each of the Cimpress plc shares plus an additional amount of $5,000,000 in cash per ordinary share). Accordingly, these Cimpress plc deferred shares will not dilute the economic ownership of Cimpress plc shareholders.

4.1.6	Worked Example

The exchange ratio is 1:1 so the number of new shares in Cimpress plc (other than the deferred ordinary shares) immediately after completion of the Merger equals the number of shares in Cimpress N.V. immediately prior to completion of the Merger. The nominal value of an ordinary share in Cimpress plc is equal to the nominal value of a share in Cimpress N.V.

The total enterprise value remains unchanged as shares in Cimpress plc are admitted to trading on the NASDAQ as from the Effective Time meaning there is no reduction in the liquidity of the shares in Cimpress plc when compared to the shares in Cimpress N.V. that they are replacing; and transaction costs related to the Merger are assumed to be immaterial.

In view of this economic reality, the beneficial interest of shareholders in the assets and liabilities of Cimpress N.V. and Cimpress plc will not change as a result of the Merger.

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4.1.7	Special Rights

No measures are proposed under the Merger by which any Cimpress N.V. share or shareholder would be subject to any special rights or restrictions.

All of the ordinary shares in Cimpress plc rank pari passu with each other, as such no Cimpress plc shareholder is subject to special rights or restrictions.

Cimpress plc will be substituted for Cimpress N.V. with regard to its obligations toward the beneficiaries of existing stock option plans, free share rights and warrants. As such, a shareholder in Cimpress plc would not suffer any additional dilution in their holding as a result of the Merger because:

•	The stock option plans, free share rights and warrants were issued by Cimpress N.V. before the Effective Time; and

•	They are not being varied in any way as a result of the Merger (other than by the replacement of Cimpress N.V. with Cimpress plc).

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4.1.8	Tax Implications

The following is based on our understanding of the tax advice Management have received in respect of the Merger, as referenced in the Common Draft Terms and the Proxy Statement.

U.S. Federal Income Tax

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the US Tax Code. If the Merger is so treated as a “reorganization”, (i) a U.S. Holder will not recognize any gain or loss as a result of the Merger, (ii) a U.S. Holder’s adjusted tax basis in the Cimpress plc shares received will be equal to the adjusted tax basis of the Cimpress N.V. shares exchanged therefor and (iii) the holding period of the Cimpress plc shares received as a result of the exchange will include the holding period of Cimpress N.V. shares surrendered in the Merger.

Irish Tax

It is anticipated that the Merger will not be a taxable event from an Irish tax perspective. As a result, it is anticipated that the Merger will not give rise to any Irish capital gains tax consequences for Cimpress N.V. shareholders.

It is expected that for the majority of transfers of Cimpress plc shares, there should not be any stamp duty. Transfers of Cimpress plc shares effected by means of the transfer of book entry interests in Depository Trust Company should not be subject to Irish stamp duty, subject to confirmation by the Irish Revenue Commissioners in advance of the Merger. If, post-Merger, shareholders hold Cimpress plc shares directly rather than beneficially through Depository Trust Company, any transfer of Cimpress plc shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired).

Dutch Tax

We understand that (i) Cimpress N.V. shareholders who are not resident in the Netherlands will generally not be subject to Dutch (corporate) income tax in respect of the Merger, subject to certain exceptions, and (ii) Cimpress N.V. shareholders who are resident in the Netherlands may be subject to Dutch (corporate) income tax in respect of the Merger, depending on the tax regime applicable to such holder.

4.1.9	Other Considerations

We are required by the Regulations to comment on the Share Exchange Ratio and whether or not it is fair and reasonable. Tax costs resulting from the transaction should not have any impact on the share exchange ratio as Cimpress plc is ‘stepping into the shoes’ of Cimpress N.V. and each shareholder of Cimpress N.V. receives the same proportion of shares in Cimpress plc that it held in Cimpress N.V.

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5.	Conclusions

As part of the above process, we have prepared our report in compliance with the Regulations. Our conclusions are as follows:

5.1	State the method or methods used to arrive at the proposed exchange ratio

The Share Exchange Ratio of one new Cimpress plc share for each existing Cimpress N.V. share i.e. a 1:1 ratio has been agreed by each of the boards of directors of Cimpress N.V. and Cimpress plc. The method is to issue a number of new shares equal to the number of old shares based on the facts and circumstances of the Merger and the mechanisms proposed to effect it.

The principle underpinning the Share Exchange Ratio is that the net assets of Cimpress N.V. will have the same value as those of Cimpress plc post-Merger.

5.2	Give the opinion of the Expert whether the proposed exchange ratio is fair and reasonable

Shareholders are issued with the same number of shares in Cimpress plc as they previously held in Cimpress N.V. An individual shareholder will have the same economic interest in the same assets and liabilities through Cimpress plc as they had through Cimpress N.V. and with the same number of voting rights.

On this basis, in our opinion the proposed exchange ratio is fair and reasonable.

5.3	Give the opinion of the Expert as to the adequacy of the method or methods used in the case in question

The Merger involves the Merger of Cimpress N.V. into a shell company with no history of operations. The Client performed a basic valuation to determine the Share Exchange Ratio based on the book value of the net assets of Cimpress N.V.

In our opinion the methodology set out above is adequate.

5.4	Indicate the values arrived at using each such method

As a formal valuation has not been undertaken this requirement is not applicable to the Merger.

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5.5	Give the opinion of the Expert as to the relative importance attributed to such methods in arriving at the values decided on

Only one method was used to arrive at the Share Exchange Ratio, the method set out above.

In our opinion attributing sole importance to this method is reasonable.

5.6	Specify any special valuation difficulties which have arisen.

No special valuation difficulties have been encountered.

Our opinion should only be interpreted in terms of the scope and procedures applied during the course of our work. No additional responsibility may be derived from our opinion. This Report has been prepared strictly to comply with the requirements for the preparation of such a Report in the context of the Merger as specified in the Regulations and should not be used for any other purpose.

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Appendix A Signed Engagement Letter
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Ernst & Young    Tel: +3353 1 475 0555
Business Advisory Servicesey.com/ie
Harcourt Centre
Harcourt Street
Dublin 2
Ireland
Private and confidential    11 September 2019
Cimpress Ltd
Matthew Walsh
70 Sir John Rogersons Quay
Dublin 2
Ireland
Dear Matthew,
Cross Border Merger Valuation Support
Thank you for choosing Ernst & Young (“we” or “EY”) to perform certain professional services (the “Services”) for Cimpress Ltd. (“you” or “Client” or “Cimpress”), relating to the proposed merger of Cimpress Limited and Cimpress N.V.. We appreciate the opportunity to assist you and look forward to working with you.
This cover letter, together with all of its appendices, exhibits, schedules and other attachments (collectively, this “Agreement”), describes and documents the arrangements between us, including our respective obligations. The scope of the Services is set out in the Statement of Work at Appendix A, together with details of our fees and billing arrangements. Any additional terms and conditions specific to the Services are set out in Appendix B, including restrictions on the disclosure and use of our advice and reports.
Please sign and return the enclosed copy of this Agreement to confirm your acceptance of these terms. If you have any questions about these arrangements, please contact me.
Yours sincerely
Simon MacAllister Partner
EY
Building a better working world
AGREED
Cimpress Ltd. By (Authorised Representative):
Signature:
By: Matthew Walsh
Date: 11 September 2019

Reliance Restricted

17 Sept 2019

Appendix	B Sources of Information

Information Sources

•	Capital IQ

•	Common Draft Terms Of Cross-Border Merger

•	Cimpress Proxy Statement

•	Cimpress Timeline – Key Events

Regulatory Documents

•	http://www.irishstatutebook.ie/eli/2008/si/157/made/en/print

•	https://eur-lex.europa.eu/LexUriServ/LexUriServ.do?uri=OJ:L:2005:310:0001:0009:en:PDF#page=5

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